UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2008

First United Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19 South Second Street, Oakland, Maryland 21550
(Address of principal executive offices) (Zip Code)

(301) 334-9471
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements.

On June 18, 2008, the Board of Directors of First United Corporation (the “Corporation”) adopted a Long-Term Incentive Program (the “LTIP”) and formalized the existing Executive Pay for Performance Plan (the “EPPP”). The Board also amended and restated the First United Corporation Change in Control Severance Plan (the “CiC”) to conform it to certain provisions of the First United Corporation Omnibus Equity Compensation Plan. The material terms of the LTIP and the EPPP and of the amendments to the CiC are discussed below and are qualified in their entirety by the terms of these plans, which are attached hereto as exhibits.

First United Corporation Long-Term Incentive Program

The LTIP was adopted as a sub-plan of the Corporation’s Omnibus Equity Compensation Plan to reward participants for increasing shareholder value, align executive interests with those of shareholders, and serve as a retention tool for key executives. The Chief Executive Officer and certain other executive officers selected by the Board’s Compensation Committee are eligible to receive grants. Under the LTIP, participants are granted shares of restricted common stock of the Corporation. The value of an award will be based on a specified percentage of the participant’s salary as of the date of grant, which percentage will be based on competitive market practice for the participant’s role. These shares will vest if the Corporation meets or exceeds certain performance thresholds established by the Compensation Committee. For the first plan year, which began on January 1, 2008, the performance goal is diluted earnings per share (“EPS”) of $2.72 for the year ended December 31, 2010, and shares will vest if, and only if, the EPS for the year ended December 31, 2010 meets or exceeds 90% of this amount. Performance will be determined once the Compensation Committee has received and reviewed the Corporation’s audited financial statements for the last year of the performance period. Accordingly, for the first plan year, award vesting will be determined in 2011.

The LTIP calls for the forfeiture of unvested awards if the employment of a participant is terminated prior to the vesting date other than because of death, disability, or retirement. If a participant becomes disabled and is disabled long enough to be placed on long-term disability, his/her outstanding unvested awards may be appropriately prorated so that no award will be earned during the period of long-term disability. If a participant’s employment is terminated due to disability, the Corporation will pay an amount of cash to the participant based on the pro rata portion of the award that would have been earned by the participant had the participant remained employed through the vesting date and had the threshold goals been met. In the event of retirement or death, the Corporation will pay an amount of cash to the participant or his or her estate (as the case may be) based on the pro rata portion of the award that would have been earned by the participant had the participant remained employed through the vesting date and had the threshold goals been met. The method of determining the pro rata portion that will be deemed vested will be specified in each award agreement.

In the event of an approved leave of absence, a participant’s award may be appropriately adjusted to reflect the period of active status.

Generally, if there is a change in control (as defined in the Omnibus Equity Compensation Plan) and a participant incurs a severance (as defined in the award agreement granting the award) during the period commencing on the date that is 90 days before the date on which the change in control occurs and ending on the first anniversary of the date on which the change in control occurs, then the restrictions and conditions on all outstanding awards that have not already vested or expired or been forfeited pursuant to their terms will immediately lapse upon the date of severance and the awards will be payable.

The LTIP also includes forfeiture and clawback provisions in the event of malfeasance on the part of a participant. Further, the LTIP provides that all participants will be required to forfeit vested awards if the Corporation is required to restate its financial statements to the extent awards vested based on incorrect financial statements, but this forfeiture provision has a three-year look-back period.

Each award will be evidenced by a restricted stock agreement. William B. Grant’s agreement will differ only in that the definition of “Good Reason” for purposes of determining whether a “Severance” has occurred in connection with a change in control will include him not being employed, after a change in control, as the Chief Executive Officer of a corporation the capital stock of which is listed or traded on a national securities exchange.

For 2008, the Compensation Committee has granted shares of restricted stock to each of the Corporation’s named executive officers as follows: Mr. Grant, 5,415 shares; Robert W. Kurtz, 2,776 shares; Carissa L. Rodeheaver, 2,870 shares; Eugene D. Helbig, Jr., 1,472 shares; and Steven M. Lantz, 1,787. The Compensation Committee also granted restricted shares to certain other executive officers who are not named executive officers. Specific information about these award opportunities are set forth in Exhibit A to the LTIP.

First United Corporation Executive Pay for Performance Plan

The EPPP is the Corporation’s cash incentive award program which rewards executives for the Corporation’s annual performance. The EPPP is designed to reward executives as a team, rather than focusing on individual contributions. Incentive goals for the EPPP are selected each year by the Compensation Committee to reflect the Corporation’s core financial objectives and are expressed as a percentage of each participating executive’s annual salary. Each target award is subject to an upward adjustment of up to 125% (i.e., “stretch performance”) when performance exceeds targeted expectations and to a downward adjustment by as much as 50% when performance falls below targeted expectations but meets the threshold expectation (i.e., “threshold performance”). No award will be earned if performance falls below the threshold performance level. Each award is based upon certain performance metrics, and each performance metric is weighted so that it makes up a percentage of the overall award. Metrics will be established each year by the Compensation Committee. For a metric to be count towards the threshold performance award if the Corporation achieves 90% of the target for that metric. A metric will count towards the stretch performance award if the Corporation achieves 110% of the target for that metric. At year-end, the Compensation Committee will review the Corporation’s projected performance for that year and will make a determination as to whether awards under the EPPP are payable for the year. If so, awards are paid in the first quarter of the following year.

Except in the case of a termination due to a participant’s death, disability or retirement as discussed below, no incentive award will be granted to any participant whose employment with the Corporation is terminated for any reason. In addition, a participant must be an active employee of the Corporation on the date the incentive is paid to receive an award.

If a participant is disabled by an accident or illness and is disabled long enough to be placed on long-term disability under the Corporation’s long-term disability policy, then the participant’s award for the plan year will be prorated so that no award will be earned during the period of long-term disability. In the event a participant’s employment is terminated due to death or disability (as defined in the Corporation’s long-term disability policy), the Corporation will pay to the participant’s estate or to the participant (as the case may be) the pro rata portion of the award that had been earned by the participant through the date of termination. Participant’s who retire (as defined in the plan) during a plan year will receive a pro-rata portion of the award based on the retirement date.

Similar to the LTIP, the EPPP includes forfeiture and clawback provisions in the event of malfeasance on the part of a participant. Further, the EPPP provides that all participants will be required to forfeit vested awards if the Corporation is required to restate its financial statements to the extent awards vested based on incorrect financial statements, but this forfeiture provision has a three-year look-back period.

For 2008, the performance metrics are return on equity, EPS, the efficiency ratio, operating income as a percentage of net revenue, and growth of community oriented business owners loan and deposit relationships. The award opportunities and performance metrics for 2008 are detailed in Appendix A of the EPPP. The following table provides information about awards that could be earned by the Corporation’s named executive officers in 2008 and paid in 2009 under the EPPP:

GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Annual Payouts Under the EPPP
Name	Date	Threshold	Target	Maximum (Stretch)
William B. Grant	2008	$51,500	$103,000	$128,750
Robert W. Kurtz	2008	26,400	52,800	66,000
Carissa L. Rodeheaver	2008	27,300	54,600	68,250
Steven M. Lantz	2008	17,000	34,000	42,500
Eugene D. Helbig	2008	14,000	28,000	35,000

Amendments to the Change in Control Severance Plan

As adopted, the CiC provided that a change in control will occur if, during any 12-month period, any person (or group of persons) becomes a beneficial owner of more than 20% of the outstanding voting securities of the Corporation. Under the Omnibus Equity Compensation Plan Plan, however, a change in control will occur if such a person acquires more than 35% of the outstanding voting securities of the Corporation during any 12-month period. To ensure that the CiC and the Omnibus Equity Compensation Plan were consistent, the Corporation has, with the consent of all participants, amended the CiC by replacing the reference to 20% with 35%.

The CiC further provided that a change in control will also occur if, during any 24-month period, individuals who constitute the Board of Directors cease for any reason to constitute at least a majority of the Corporation’s Board of Directors, unless the election or nomination for election of the subsequent directors was approved by the Corporation’s shareholders. The Omnibus Equity Compensation Plan, however, provides that a change in control will occur if this event occurs during any 12-month period. Accordingly, the Corporation has amended the CiC by replacing the reference to a 24-month period with a 12-month period.

ITEM 9.01. Financial Statements and Exhibits.

The exhibits filed with this report are listed in the Exhibit Index that immediately follows the signature hereto. This Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Dated: June 20, 2008	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver, Senior Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	First United Corporation Long-Term Incentive Plan (filed herewith).

10.2	Restricted Stock Agreement for William B. Grant (filed herewith)

10.3	Form of Restricted Stock Agreement for Executive Officers other than the Chief Executive Officer (filed herewith)

10.4	First United Corporation Executive Pay for Performance Plan (filed herewith).

10.5	Amended and Restated Change in Control Severance Plan (filed herewith).